Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corp. Completes Acquisition of

UK-Based Titan Tools Services Ltd.

Completed acquisition bolsters DTI’s technological capabilities and service offerings, creating a comprehensive solution provider for the global drilling industry

HOUSTON — January 2, 2025 — Drilling Tools International Corp., (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore drilling operations, as well as other cutting-edge solutions across the well life cycle, today announced the successful completion of its previously announced acquisition of Titan Tools Services Ltd. (“Titan”), a UK-based downhole tool rental company. The transaction, which was finalized on January 2, 2025, marks a significant milestone in DTI’s global growth strategy.

As previously reported on October 31, 2024, this acquisition enhances DTI’s product offerings and strengthens its presence in the North Sea, European, and African markets. Titan, established in 2009 and based in Aberdeen, Scotland, specializes in renting, servicing, and manufacturing advanced drilling equipment for the oil, gas, and geothermal industries.

Wayne Prejean, CEO of DTI, stated, “We are thrilled to officially welcome Titan Tools to the DTI family. This strategic move significantly expands our international footprint, particularly in the UK North Sea, Europe, and Africa. Titan’s technical expertise and established customer relationships perfectly complement our existing operations, allowing us to offer a more comprehensive suite of solutions to our global clientele.”

Key benefits of the acquisition include:

•	Expanded geographical presence in key markets

•	Enhanced technological capabilities in downhole drilling tools

•	Access to Titan’s cutting-edge materials and tool design expertise

•	Strengthened customer relationships in strategic regions

•	Acceleration of market adoption for innovative tools like the Drill-N-Ream® and Fixedblade® stabilizer

Bruce Jepp, Managing Director of Titan, added, “Joining forces with DTI opens up exciting opportunities for our team and customers. Our shared commitment to technological advancement and exceptional customer service will enable us to provide comprehensive solutions across the well life cycle.”

The integration of Titan into DTI’s operations is expected to begin immediately, with a focus on maintaining business continuity and leveraging synergies between the two companies.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI now operates from 16 service and support centers across North America and maintains 11 international service and support centers across the EMEA and APAC regions. To learn more about DTI, please visit: www.drillingtools.com.

Contact:

DTI Investor Relations

Ken Dennard / Rick Black

InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (4) DTI’s ability to source tools and raw materials at a reasonable cost; (5) DTI’s ability to market its services in a competitive industry; (6) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (7) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (8) DTI’s ability to obtain additional capital; (9) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (10) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System (Compass) for the efficient operation of DTI’s business; (11) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (12) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (13) the potential for volatility in the market price of DTI’s common stock; (14) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (15) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (16) DTI’s ability to maintain the listing of its common stock on the Nasdaq Stock Market; (17) the risks that the cost savings and other synergies from the transaction may not be fully realized by DTI or may take longer or cost more to be realized than expected; and (18) other risks and uncertainties separately disclosed and described in filings and potential filings by DTI with the Securities and Exchange Commission (the “SEC”). Investors should carefully consider the risks and uncertainties described in DTI’s annual report on Form 10-K filed March 29, 2024 (the “10-K”). Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the 10-K. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of each of DTI, including those set forth in the Risk Factors section of the 10-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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